                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              REEDS JEWELERS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of Reeds Jewelers, Inc. (the "Company") will be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Tuesday, July 11, 1995, at 11:00 a.m., local time, for the following purposes:

          1. To elect nine (9) Directors to serve until the 1996 Annual Meeting of Shareholders or until their successors are elected and qualified;

          2. To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending February 29, 1996; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on May 29, 1995 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                               By Order of the Board of
                                               Directors,

                                               /s/ Roberta G. Zimmer
                                               ---------------------
                                               ROBERTA G. ZIMMER
                                               Secretary

Wilmington, North Carolina
June 10, 1995

     SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

                             ---------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 11, 1995

                             ---------------------

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Reeds Jewelers, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Tuesday, July 11, 1995, at 11:00 a.m., local time, and at any adjournments thereof. In addition to solicitation by mail, proxies may be solicited by telephone or in person by officers, directors, and by other agents of the Company without compensation therefor, except for reimbursement of actual expenses. All costs of solicitation of proxies will be borne by the Company. The Company expects to mail this proxy statement and enclosed form of proxy to its shareholders on or about Monday, June 19, 1995.

     All shares represented by proxies received and not revoked will be voted in accordance with the instructions therein. A proxy may be revoked prior to the voting of the proxy by: (1) giving written notice to the Secretary of the Company at the Company's executive office at 2525 South Seventeenth Street, Wilmington, North Carolina 28401; (2) submitting a duly executed, later-dated proxy to the Secretary of the Company; or (3) submitting notice to the Company, prior to the exercise of the proxy, of the death or incapacity of the maker of the proxy. A proxy is suspended if the person executing the proxy votes in person at the meeting. Proxies duly executed and returned by shareholders which specify no choice will be voted FOR election of the nominees for director as proposed by the Board of Directors and FOR ratification of the appointment of Ernst & Young as independent auditors. Although the Board of Directors is not aware of any other matters to be presented at the meeting, if other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The Board has fixed the close of business on May 29, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. As of the record date, there were outstanding 3,819,387 shares of Common Stock, which number represents all of the voting securities of the Company. Each holder of Common Stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, with respect to each matter to be considered at the meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The proposal to approve the appointment of independent auditors is approved if the votes in favor of the proposal exceed the votes opposed to the proposal. Shares which are withheld as to voting with respect to one or more of the nominees for Director and abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as a nominee, that are not voted on any matter will not be counted for such purposes. Abstentions, shares which are withheld as to voting with respect to nominees for Director and shares held of record by a broker, as a nominee, that are not voted with respect to any of the proposals will not be counted as a vote in favor of or against such proposal, and, therefore, will have no effect on the proposal to elect the Directors and the proposal to ratify the appointment of independent auditors.

     Other than certain directors and officers of the Company, the Company is aware of no person who beneficially owns more than five percent of the Company's outstanding Common Stock. See "Election of Directors" below.

                             ELECTION OF DIRECTORS

     Nine Directors are to be elected at the meeting and shall hold office until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified. All nominees have indicated that they are willing and able to serve as Directors if elected. However, if any nominee for Director shall withdraw his candidacy or otherwise be unable to serve, it is intended that votes will be cast, pursuant to the discretionary power granted in the enclosed form of proxy, for such substitute nominee or nominees as may be nominated by the Board of Directors. Each director will be elected by a plurality vote of the votes cast, in person or by proxy, at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW:

                                                                    COMMON STOCK OF THE COMPANY
                                                                            BENEFICIALLY
                                                                       OWNED ON MAY 29, 1995
                                                                ------------------------------------
                                                  YEAR FIRST                            PERCENT OF
        NAME, AGE, PRINCIPAL OCCUPATION,            BECAME      NUMBER OF              COMMON STOCK
             AND BUSINESS EXPERIENCE              DIRECTOR(1)   SHARES(2)               OUTSTANDING
- ------------------------------------------------- -----------   ---------              -------------
ALAN M. ZIMMER, age 36; President and Chief
  Executive Officer for more than the past five
  years(3).......................................     1981        822,088(4)(5)(9)(10)     21.52%
WILLIAM R. ZIMMER, age 76; Chairman of the Board
  for more than the past five years(3)...........     1946         10,615                   0.28%
JAMES R. ROUSE, age 53; Treasurer and Chief
  Financial Officer for more than the past five
  years..........................................     1986            537(4)                 0.1%
ROBERTA G. ZIMMER, age 70; Secretary for more
  than the past five years(3)....................     1952         35,875                   0.94%
GARLAND WADDY GARRETT, age 54; Chairman and Chief
  Executive Officer of Alliance Agronomics, Inc.
  for more than the past five years; Director of
  Ag-Chem Equipment Co., Inc.....................     1994              0(4)
ARLENE ZIMMER SCHREIBER, age 44; Vice President
  and Secretary, Schreiber's Inc., a ladies
  specialty store, or its predecessor for more
  than the past five years(3)....................     1986        789,253(6)(9)(10)        20.66%
RICHARD F. SHERMAN, age 51; Private Investor,
  1990 to present; Chairman of the Board,
  President and Chief Executive Officer, Rally's
  Inc., 1987 to 1990; Director of 50-Off Stores,
  Inc., Taco Cabana, Inc., and Papa John's
  International, Inc.............................     1991            550(4)                0.01%
HERBERT J. ZIMMER, age 49; Partner in the law
  firm of Zimmer and Zimmer, which serves as
  general counsel to the Company, for more than
  the past five years(3).........................     1986        789,253(7)(9)(10)        20.66%
JEFFREY L. ZIMMER, age 38; Partner in the law
  firm of Zimmer and Zimmer, which serves as
  general counsel to the Company, for more than
  the past five years(3).........................     1986        762,798(8)(9)(10)        19.97%
All directors and executive officers as a group
  (thirteen persons).............................               3,213,224                  84.13%

- ---------------

 (1) Year first became director of the Company or its predecessors.
 (2) Unless otherwise indicated, each person has sole voting and investment power over the shares beneficially owned by such person.
 (3) William R. Zimmer and Roberta G. Zimmer are the father and mother of Alan
     M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber.

 (4) Does not include shares which may be acquired by the exercise of options within 60 days of May 29, 1995 by the following persons pursuant to the Company's various stock option plans (G. Waddy Garrett, 2,200 shares; James
     R. Rouse, 14,850 shares; Richard F. Sherman, 4,400 shares; Alan M. Zimmer, 17,600 shares) and all directors and executive officers as a group, 72,930 shares.
 (5) Rose W. Zimmer, wife of Alan M. Zimmer, is the voting trustee of 34,321 shares held in trust for their minor children. Such shares are included in the beneficial ownership of Alan M. Zimmer.
 (6) Ronald L. Schreiber, husband of Arlene Z. Schreiber, is the voting trustee of 33,151 shares held in trust for their minor child, Mark Harrison Schreiber. Their son, Andrew Michael Schreiber, owns 33,151 shares. Such shares are included in the beneficial ownership of Arlene Z. Schreiber.
 (7) Ronna T. Zimmer, wife of Herbert J. Zimmer, is the voting trustee of 70,702 shares held in trust for their minor children. Such shares are included in the beneficial ownership of Herbert J. Zimmer.
 (8) Dale B. Zimmer, wife of Jeffrey L. Zimmer, is the voting trustee of 29,742 shares held in trust for their minor children. In addition, Jeffrey L. Zimmer is the voting trustee of 6,224 shares held in trust for their minor children. Such shares are included in the beneficial ownership of Jeffrey
     L. Zimmer.
 (9) A partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber owns 42,660 shares of Company stock. Beneficial ownership for each of the above persons includes 10,665 shares over which each such person has the power to vote or dispose of such shares.
(10) The address of each person who beneficially owns more than 5% of the Company's Common Stock is 2525 South Seventeenth Street, Wilmington, North Carolina 28401

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS AND COMPENSATION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee, which is composed of outside Directors, G. Waddy Garrett (chairman) and Richard F. Sherman, as well as the Company's Treasurer and Chief Financial Officer and Director, James R. Rouse, recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls, and the professional services furnished by the independent auditors to the Company. The Audit Committee met three times in the fiscal year ended February 28, 1995.

     The Compensation Committee, which is composed of outside Directors, Richard
F. Sherman (chairman) and G. Waddy Garrett, reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met three times in the fiscal year ended February 28, 1995.

     In the fiscal year ended February 28, 1995, the Board of Directors held four meetings and Committees of the Board of Directors held a total of six meetings. Each of the Directors attended 100% of the total number of meetings of the Board of Directors and the Committees on which he served during the fiscal year ended February 28, 1995.

     Officers of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management Directors received a retainer fee of $5,000 per annum, $1,250 for each Board meeting attended, and $500 for each Committee meeting attended last year.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables and narrative text set forth the compensation paid in fiscal year ended February 28, 1995 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                             ANNUAL COMPENSATION       COMPENSATION
                                          --------------------------   -------------
                                                                        SECURITIES
                                                                        UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS(1)   OPTIONS(#)(2)   COMPENSATION(3)
- ----------------------------------------  -----  --------   --------   -------------   ---------------
Alan M. Zimmer..........................  1995   $161,387   $168,180       33,000          $11,086
  President & Chief Executive Officer     1994    137,556    139,644        5,500           11,106
                                          1993    130,561    115,265            0            4,983
William R. Zimmer.......................  1995     70,662    130,000            0            4,158
  Chairman of the Board                   1994     67,565    113,756            0            3,840
                                          1993     66,489    108,700            0            4,873
James R. Rouse..........................  1995    133,035     68,794       27,500           17,612
  Treasurer & Chief Financial Officer     1994    116,880     58,745        2,750           17,622
                                          1993    115,307     57,590            0            4,437
Orville R. Westmoreland.................  1995    119,018     63,706       27,500           11,382
  Vice President of Financial Services    1994     94,450     38,262        2,750           11,048
                                          1993     91,201     28,816            0            2,555
Donald J. Wright, Jr....................  1995    107,286     56,053       27,500           11,365
  Vice President of Merchandising         1994     93,109     37,532        2,750           11,412
                                          1993     90,977     35,376            0            2,550

- ---------------

(1) Under the Company's Annual Bonus Plan, cash awards are made to participants based primarily upon the increase in corporate profitability for the current year over the average of the prior three years. All levels of management in the corporate office are covered under this plan. The plan also awards cash bonuses to store managers and district supervisors based on the profitability of their individual stores and districts. Awards are paid to participants annually, normally during the year following the Annual Bonus Plan year. A minimum annual bonus is guaranteed under the plan to each of the executives as follows: Alan M. Zimmer, $55,000; William R. Zimmer, $75,000; James R. Rouse, $25,000; and all other executives, $12,500 each.
(2) Adjusted for 10% stock dividend issued on August 15, 1994.
(3) During both of the fiscal years ended February 28, 1995 and 1994, the Company paid premiums for insurance to fund the supplemental executive retirement plan for each named executive as follows: Alan M. Zimmer, $6,428, William R. Zimmer, $0, James R. Rouse, $13,337, Orville R. Westmoreland, $7,500, and Donald J. Wright, Jr., $7,905; the plan did not exist in the prior year. The Company also made contributions to the profit-sharing and 401(k) savings plan accounts of each named executive as follows: for the fiscal year ended February 28, 1995 for Alan M. Zimmer, $4,658, William R. Zimmer, $4,158, James R. Rouse, $4,275, Orville R. Westmoreland, $3,882, and Donald J. Wright, Jr., $3,460; for the fiscal year ended February 28, 1994 for Alan M. Zimmer, $4,678, William R. Zimmer, $3,840, James R. Rouse, $4,285, Orville R. Westmoreland, $3,548, and Donald
     J. Wright, Jr., $3,507; and for the fiscal year ended February 28, 1993 for Alan M. Zimmer, $4,983, William R. Zimmer, $4,873, James R. Rouse, $4,437, Orville R. Westmoreland, $2,555, and Donald J. Wright, Jr., $2,550.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                     ANNUAL RATES OF STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                          FOR OPTION TERM (10 YEARS)(1)
                 ------------------------------------------------   -------------------------------------------
                              % OF TOTAL
                               OPTIONS                                       5%                    10%
                 NUMBER OF    GRANTED TO   EXERCISE                 --------------------   --------------------
                 SECURITIES   EMPLOYEES     OR BASE                 PRICE                  PRICE
                 UNDERLYING   IN FISCAL      PRICE     EXPIRATION    PER      AGGREGATE     PER      AGGREGATE
      NAME       OPTIONS(2)      YEAR      ($/SHARE)      DATE      SHARE       VALUE      SHARE       VALUE
- ---------------- ----------   ----------   ---------   ----------   ------   -----------   ------   -----------
Alan M.
  Zimmer(3).....   33,000        22.5%      $ 12.13      7/12/99    $14.06   $    63,690   $17.75   $   185,460
James R. Rouse..   27,500        18.8%        11.02      7/12/04     17.95       190,575    28.58       482,900
O. R.
  Westmoreland..   27,500        18.8%        11.02      7/12/04     17.95       190,575    28.58       482,900
Donald J.
  Wright........   27,500        18.8%        11.02      7/12/04     17.95       190,575    28.58       482,900
Gerald E.
  Smith.........   13,750         9.4%        11.02      7/12/04     17.95        95,288    28.58       241,450
Allan E.
  Metzner.......   13,750         9.4%        11.02      7/12/04     17.95        95,288    28.58       241,450
All Shareholders as a Group......................................    17.95    26,468,352    28.58    67,068,436
Named executives' portion of assumed value gained by all
  shareholders...................................................                  .0312                  .0316

- ---------------

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates over an option period of ten years (except as otherwise noted) and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. Options have value to the listed executives and to all option recipients only if the stock price advances beyond the grant date price shown in the table during the effective option period.
(2) These awards were made pursuant to the 1994 Stock Option Plan. Under this plan, the option price must not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The fair market value of a share of the Company's Common Stock is the closing price as reported on the date of grant.
(3) The calculations for price per share and aggregate value for Alan M. Zimmer are calculated for a period of five, rather than ten, years since Mr. Zimmer's options expire after five years.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 SECURITIES UNDERLYING
                                                                  UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                 AT FEBRUARY 28, 1995     IN-THE-MONEY OPTIONS
                                 SHARES ACQUIRED      VALUE          EXERCISABLE/            EXERCISABLE AT
             NAME                ON EXERCISE(#)    REALIZED($)     UNEXERCISABLE(#)      FEBRUARY 28, 1995($)(1)
- -------------------------------  ---------------   -----------   ---------------------   -----------------------
Alan M. Zimmer.................         0               0             11,000/33,000               60,500
James R. Rouse.................         0               0              9,350/27,500               47,800
Orville R. Westmoreland........         0               0              8,250/27,500               43,500
Donald J. Wright, Jr...........         0               0              8,250/27,500               43,500
Gerald E. Smith................         0               0                330/13,750                1,590
Allan E. Metzner...............         0               0                550/13,750                2,650

- ---------------

(1) Based on $10.50 per share at February 28, 1995.

                               PERFORMANCE GRAPH

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                             REEDS JEWELERS, INC.,
    CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US COMPANIES), AND
                    NASDAQ RETAIL TRADE STOCK INDUSTRY INDEX


                                   (GRAPH)


      MEASUREMENT PERIOD         REEDS JEWELERS,     NASDAQ STOCK     NASDAQ RETAIL
    (FISCAL YEAR COVERED)             INC.              MARKET            TRADE
1990                                 100.00             100.00           100.00
1991                                     62                110              128
1992                                     50                157              207
1993                                     81                167              174
1994                                    185                198              193
1995                                    179                201              178

     The above graph assumes $100 invested on February 28, 1990 in the Company's Common Stock, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Index (Peer Index). The Nasdaq Stock Market Index and the Nasdaq Retail Trade Index are calculated based on indexes prepared for Nasdaq by the Center for Research in Securities Prices (CRSP) at the University of Chicago.

RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its corporate headquarters from a partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber. Monthly rental payments under this lease are $13,300. The Company also pays the related insurance, property taxes, maintenance fees, and utilities for this location. The lease for this property expires December 31, 2006. Based on rentals charged for comparable properties in Wilmington, the Company believes the terms of the lease are no less favorable to the Company that those that could be obtained from unaffiliated parties.

     The Company leases 7,980 square feet of office space in an office plaza adjacent to the Company's headquarters and owned by a partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, and Jeffrey L. Zimmer. Rental payments for the leased space, which houses the Company's accounting, credit, and repair operations, are $7,008 per month. The Company also pays the related insurance, property taxes, and utilities for this location. The lease for this space expires June 30, 1996. Based on rentals charged for comparable properties in Wilmington, the Company believes the terms of the lease are no less favorable to the Company than those that could be obtained from unaffiliated parties.

     Alan M. Zimmer, Herbert J. Zimmer, and Jeffrey L. Zimmer, through a partnership, own property upon which a parking lot for the corporate headquarters is located. This lease has been extended to the Company for a one-year term expiring May 31, 1996 with monthly rental payments of $1,184. The Company also pays for related insurance, property taxes, maintenance fees, and utilities for this location. Based on rentals charged for comparable properties in Wilmington, the Company believes the terms of the lease are no less favorable to the Company than those that could be obtained from unaffiliated parties.

     Herbert J. Zimmer and Jeffrey L. Zimmer are partners in the law firm of Zimmer and Zimmer, which serves as general counsel to the Company. During the fiscal year ended February 28, 1995, Zimmer and Zimmer received from the Company legal fees and reimbursement of costs advanced in the amount of $175,000. Legal fees paid to Zimmer and Zimmer are based on the firm's customary fees for similar services.

     Between June 30, 1989 and February 6, 1990, the Company borrowed a total of $1,370,000 from three of its principal shareholders, of which $470,000 was repaid as of May 28, 1991. The amounts borrowed accumulate interest at the prime rate as quoted monthly in the Wall Street Journal. The amounts remaining outstanding under the notes are $615,000 to Alan M. Zimmer, $185,000 to Arlene
Z. Schreiber, and $100,000 to Ronna T. Zimmer (the wife of Herbert J. Zimmer). These amounts are evidenced by various subordinated notes and are due and payable upon full payment of all senior obligations or with approval of all senior lenders.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS OF REEDS JEWELERS, INC.
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of outside Directors, Richard
F. Sherman (chairman) and G. Waddy Garrett, reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met three times in the fiscal year ended February 28, 1995.

     The primary responsibility of the Company's management is to maximize shareholder value over time. To accomplish this objective, the Company's business strategy and operating plans are derived from its goal to increase the net earnings of the Company at least 15% annually on a sustained basis. The overall goal of the Compensation Committee is to pay executive officers in a manner that is consistent with and linked to this strategic objective.

     The Committee believes that the compensation package of executive officers must be structured to enable the Company to attract, retain, and encourage the continued development of its executive officers. Accordingly, the Company's executive officers are compensated as follows:

          GUARANTEED COMPENSATION: An executive of the Company is compensated for the required general management and specific technical skills demanded by his position. The value of such skills are determined by evaluation of the executive's demonstrated knowledge, experience, productivity, and effectiveness, as well as the value placed upon such qualities as reflected by compensation for similar positions within the retail jewelry industry. Such guaranteed compensation for each executive is in the form of a base salary and certain benefits designed to relieve financial concerns of the executive regarding illness, disability, retirement, or death. The base salary of each executive is reviewed annually in light of the aforementioned criteria and typically is increased, as appropriate for each executive, within the general guidelines for all salary increases within the Company. Alan M. Zimmer received a 20% increase in base salary during the fiscal year ended February 28, 1995 because of the record sales and earnings performance of the Company during the fiscal year ended February 28, 1994.

          PAY FOR PERFORMANCE: An executive of the Company is challenged to perform and manage so that the Company's goal to increase the net earnings of the Company at least 15% annually on a sustained basis is achieved or exceeded. Accordingly, the President and Chief Executive Officer is eligible to earn up to 100% of annualized base salary and all other executives are each eligible to earn up to 50% of annualized base salary in the form of an annual cash bonus. Each executive earns the maximum bonus when corporate earnings before taxes for the current year are at least 20% higher than the average corporate earnings before taxes for the three previous years; if such increase in earnings is less than 20%, each executive earns a proportionate share of the potential maximum bonus. Alan
     M. Zimmer earned the
     maximum bonus of 100% of annualized base salary for the year ended February 28, 1995 since corporate earnings before taxes for that year were 185% higher than the average corporate earnings before taxes for the three previous years.

          EQUITY PARTICIPATION: An executive of the Company makes numerous tactical decisions about the short-term operations of the Company, and also provides consistent input and influence regarding longer-term strategic issues. In addition, because the Company believes that its shareholders are attracted primarily by its consistent and increasing profitability, the executive's daily application and interpretation of the Company's policies and procedures must be couched within a longer-term perspective. Stock ownership aligns the interests of executives with those of shareholders. Accordingly, the final component of executive compensation provides for the periodic granting of stock options as a longer-term incentive designed to reward executives for managing the Company over a period of several years in a manner that is more likely to increase shareholder value through higher market valuations of the Company's share price as the result of consistent and sustainable increases in profitability. Factors considered regarding the timing and number of stock options granted include the executive's scope of responsibility and time in the position, as well as corporate performance. Alan M. Zimmer received a grant of options for 33,000 (adjusted for 10% stock dividend issued on August 15, 1994) shares of common stock during the fiscal year ended February 28, 1995 as additional incentive for continued increases over the record sales and earnings performance of the prior fiscal year; 20% of these options (or 6,600) vest at each of the first five anniversary dates of the grant.

     SUMMARY. The Committee believes that the executive compensation policies and programs described in this report serve the interests of the shareholders and the Company. Compensation of executive officers is intended to be linked to, and commensurate with, Company performance and with shareholder expectations. The Committee believes that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, shareholder expectations.

                                            Richard F. Sherman, Chairman
                                            G. Waddy Garrett

                              INDEPENDENT AUDITORS

     Ernst & Young, Certified Public Accountants, have been recommended by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending February 29, 1996. Ernst & Young is the present independent auditor of the Company and has served in this capacity for the past four years. The Company knows of no direct or material indirect financial or other interest of Ernst & Young in the Company.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 29, 1996.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders for the 1996 Annual Meeting of Shareholders of the Company must be received at the Company's corporate office, P.O. Box 2229, 2525 South Seventeenth Street, Wilmington NC 28401, Attention: Corporate Secretary, no later than February 29, 1996.

                                 ANNUAL REPORT

     The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the year ended February 28, 1995 are included in this mailing to all shareholders.

                                            By Order of the Board of Directors,

                                            /s/ Roberta G. Zimmer
                                            ---------------------
                                            ROBERTA G. ZIMMER
                                            Secretary

Wilmington, North Carolina
June 10, 1995

                                                                      APPENDIX A


PROXY                         REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints Alan M. Zimmer and Roberta G. Zimmer, or either of them, as agents, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Reeds Jewelers, Inc. (the "Company") held of record by the undersigned on May 29, 1995 at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Tuesday, July 11, 1995, at 11:00 a.m., local time, and at any adjournments thereof.

1.  ELECTION OF DIRECTORS

      / /  FOR all nominees listed below (except as marked to        / /  WITHHOLD AUTHORITY to vote for all nominees listed
           the contrary below)                                            below
                 Garland Waddy Garrett; James R. Rouse; Arlene Z. Schreiber; Richard F. Sherman; Alan M. Zimmer;
                           Herbert J. Zimmer; Jeffrey L. Zimmer; Roberta G. Zimmer; William R. Zimmer.
      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- ------------------------------------------------------------------------------------------------------------------------

2. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR THE YEAR ENDING FEBRUARY 29, 1996.

                 FOR  / /        AGAINST  / /        ABSTAIN  / /

3. In their discretion, the proxy agents are authorized to vote upon such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all the nominees for Director and for Proposal 2.

                                           Please sign exactly as name appears
                                           below. When shares are held as joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by the president or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by an authorized
                                           person.


                                           ------------------------------------
                                           Signature


                                           ------------------------------------
                                           Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.

DATED:               , 1995
      ---------------